UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2014

THE AES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia		22203
(Address of principal executive offices)		(Zip code)
(703) 522-1315
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 17, 2014, the Company held its Annual Meeting in Arlington, Virginia. The results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The election of twelve directors to hold office for a one-year term expiring at the annual meeting in 2015 and until their respective successors are elected and qualified:

Director Name	For	Against	Broker Non-Votes	Abstained
Andrés R. Gluski	597,985,844	26,510,634	25,136,718	520,615
Zhang Guo Bao	611,982,772	12,483,874	25,136,718	550,447
Charles L. Harrington	623,530,333	951,142	25,136,718	535,618
Kristina M. Johnson	611,761,698	12,735,364	25,136,718	519,357
Tarun Khanna	616,251,806	8,215,788	25,136,718	549,499
Philip Lader	531,057,724	93,357,958	25,136,718	601,411
James H. Miller	620,597,698	3,893,331	25,136,718	526,064
Sandra O. Moose	613,741,991	10,749,696	25,136,718	525,406
John B. Morse, Jr.	613,795,336	10,697,325	25,136,718	524,432
Moisés Naim	616,263,461	8,221,816	25,136,718	531,816
Charles O. Rossotti	534,252,601	90,240,976	25,136,718	523,516
Sven Sandstrom	612,413,366	12,083,652	25,136,718	520,075

Proposal 2: The ratification of Ernst & Young LLP as AES’ Independent Registered Public Accounting Firm for the year 2014.

For:	648,606,082
Against:	1,020,118
Abstained:	527,611
Broker Non-Votes:	0

Proposal 3: The consideration of a (non-binding) advisory vote on executive compensation.

For:	599,534,337
Against:	15,474,167
Abstained:	10,008,589
Broker Non-Votes:	25,136,718

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION (Registrant)

Date: April 18, 2014	By:	/s/ Brian A. Miller

Executive Vice President, General Counsel and Secretary